UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2015

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(323) 424-3169

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 6, 2015, Rich Pharmaceuticals, Inc. (the “Company”) closed a financing pursuant to a Securities Purchase Agreement with LG Capital Funding LLC (“LG”) providing for the purchase of two Convertible Promissory Notes in the in the aggregate principal amount of $137,800, with the first note being in the amount of $68,900 and the second note being in the amount of $68,900 (the “Note” or “Notes”). The Notes contain a 6% original issue discount such that the purchase price of each Note is $65,000. The first Note was funded on execution of the Note. The second Note shall initially be paid for by the issuance of an offsetting $65,000 secured note issued by LG to the Company. The funding of the second Note is subject to certain conditions as described in the second Note. The Notes bear interest at the rate of 8% per annum; are due and payable on May 5, 2016; and may be converted by LG at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 58% of the market price (as determined in the Notes) calculated at the time of conversion. The Notes also contain certain representations, warranties, covenants, adjustments to the conversion price and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Notes was an accredited investor.

On May 6, 2015, the Company issued a Convertible Promissory Note Payable (the “Note”) in the amount of $10,500 to Vis Veres Group, Inc. The Note bears 8% interest and is due on nine months after the date of issuance. The Note becomes convertible 180 days after the date of the Note. The principal amount of the Note and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

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Item 3.02 Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.33	Securities Purchase Agreement with LG Capital Funding dated May 5, 2015
10.34	Convertible Promissory Note with LG Capital Funding dated May 5, 2015
10.35	Back-End Convertible Promissory Note with LG Capital Funding dated May 5, 2015
10.36	Collateralized Secured Promissory Note with LG Capital Funding dated May 5, 2015
10.37	Convertible Promissory Note with Vis Veres Group, Inc. dated May 6, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.

Dated: May 12, 2015	By:	/s/ Ben Chang
Ben Chang Chief Executive Officer

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